Exhibit 4


              Incorporated Under the Laws of the State of Maryland

No.1                                                                    0 Shares

                        FBR ASSET INVESTMENT CORPORATION
                         Common Stock (par value $.01)

                           SEE LEGEND ON REVERSE SIDE


This Certifies that __________________________________ is the owner of ZERO (0)
Shares of the Capital Stock of FBR Asset Investment Corporation, a Maryland corporation, fully-paid transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________________ day of _______________ A.D.





             _______________________             _________________________
                    President                            Secretary

                              SEE ATTACHED LEGEND


     For Value Received, __________________, hereby sell, assign and transfer unto __________________________________________________________________________
________________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute, and appoint __________________________________________ Attorney to transfer the said Stock on the books of the within named Company with full power of substitution in the premises.
     Dated _________________________________ 19_____
          In presence of
_______________________________________________________________________________

                    NOTICE: THE SIGNATURE OF THIS ASSIGNMENT
               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
             FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SHARES OF COMMON OR PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK OTHER THAN (A) FBR WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, AND (B) A LOOK-THROUGH ENTITY, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 15% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF PREFERRED STOCK, OTHER THAN (A) FBR, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK IN EXCESS OF 20% OF THE NUMBER OF OUTSTANDING SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK, AND (B) A LOOK-THROUGH ENTITY, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK IN EXCESS OF 15% OF THE NUMBER OF OUTSTANDING SHARES OF STOCK,
(III) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (IV) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY A DISQUALIFIED PERSON, (V) BENEFICIALLY OWN SHARES OF COMMON OR PREFERRED STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER
SECTION 856(H) OF THE CODE, OR (VI) CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF THE RESTRICTIONS SET FORTH ABOVE ARE VIOLATED, THE SHARES OF COMMON OR PREFERRED STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.